As filed with the Securities and Exchange Commission on August 30, 2001

                                                        Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------


                           ORTHOFIX INTERNATIONAL N.V.
             (Exact name of Registrant as specified in its charter)



     Netherlands Antilles                                       Not Applicable
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                            Identification Number)

                             7 Abraham de Veerstraat
                          Curacao, Netherlands Antilles
              (Address of Registrant's principal executive offices)


               Orthofix International N.V. Staff Share Option Plan
             Orthofix International N.V. Executive Share Option Plan
                            (Full title of the plan)
                                 ---------------

                                  Orthofix Inc.
                             1720 Bray Central Drive
                             McKinney, TX 75069-8207
                                 (469) 742-2500
            (Name, address and telephone number of agent for service)
                                 ---------------
                                   Copies to:
                               Abigail Arms, Esq.
                               Shearman & Sterling
                    599 Lexington Avenue, New York, NY 10022
                                 (212) 848-4000

                         CALCULATION OF REGISTRATION FEE

 ===================================================================================================================
         Title of Securities to be            Amount to be    Proposed Maximum   Proposed Maximum     Amount of
                 Registered                  Registered (1)  Offering Price per Aggregate Offering Registration Fee
                                                                  Share(2)           Price(2)
 -------------------------------------------------------------------------------------------------------------------
 Common Shares, US $0.10 par value per share    1,057,850          $15.77          $16,682,294         $4,171.00
                                                  110,000          $14.40          $ 1,584,000         $  396.00
                                                ---------                          -----------         ---------
                                                1,167,850                          $18,266,294         $4,567.00
 ===================================================================================================================

(1) Includes (i) 1,057,850 shares under the Registrant's Staff Share Option Plan (the "Staff Plan") and (ii) 110,000 shares under the Registrant's Executive Share Option Plan (the "Executive Plan"). Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act") there is also being registered such number of additional shares that may become available for purchase pursuant to the Staff Plan and the Executive Plan in the event of certain changes in the outstanding Shares, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

(2) The filing fee is calculated as follows: (i) as to 914,950 shares under the Staff Plan subject to previously awarded stock options (net of cancellations) and 110,000 shares subject to options awarded or available for future awards under the Executive Plan, based on the weighted per share exercise price of such stock options; and (ii) as to 142,900 shares available under the Staff Share Option Plan for future awards of stock options, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices for the Registrant's common shares reported on the Nasdaq National Market on August 23, 2001.

                   STATEMENT PURSUANT TO GENERAL INSTRUCTION E
                                   TO FORM S-8


                  The contents of the Registrant's Registration Statement on Form S-8 (File No. 33-50900) as filed with the Securities and Exchange Commission on August 14, 1992 are hereby incorporated by reference.



                              Explanatory Statement

                  The shares covered by this Registration Statement may be offered and sold to employees of the Registrant and its subsidiaries under the following plans of the Registrant:

                  o 1,057,850 shares under the Staff Share Option Plan (the "Staff Plan"); and

                  o        110,000 shares under the Executive Share Option Plan.

                  The Registrant's Board of Directors has approved an increase of 250,000 in the number of shares authorized for issuance under the Staff Plan. In accordance with Netherlands Antilles law, the increase in shares authorized under the Staff Plan will be submitted for the approval of the shareholders of the Registrant at the Annual General Meeting to be held in 2001. The 250,000 shares included in such increase are included in the shares covered by this Registration Statement.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act, Orthofix International N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curacao, Netherlands on June 30th, 2001.


                             ORTHOFIX INTERNATIONAL N.V.


                             By: /s/      Charles Federico
                                ------------------------------------------------
                                  Name:   Charles Federico
                                  Title:  President and Chief Executive Officer

                                POWER OF ATTORNEY


                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any of Robert Gaines Cooper, Edgar Wallner, Charles Federico and Peter Clarke, jointly and severally, as his true and lawful attorney with power of substitution and resubstitution to sign in his name, place and stead in any and all such capacities the Registration Statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, said attorney to have full power and authority to do and perform, in the name and on behalf of each such officer and director who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director might or could do in person.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities on June 30, 2001.


Signature                                           Title
---------                                           -----


 /s/ Robert Gaines Cooper                 Chairman of the Board of Directors
------------------------------------
Robert Gaines Cooper



 /s/ Edgar Wallner
------------------------------------      Deputy Chairman and Director
Edgar Wallner



 /s/ Charles Federico                     President and Chief Executive Officer,
------------------------------------      President, North America and Director
Charles Federico                          and Authorized Representative in the
                                          United States



 /s/ Peter Clarke                         Executive Vice President, Chief
------------------------------------      Financial Officer, Secretary and
Peter Clarke                              Director



 /s/ Robert Sentance
------------------------------------      Group Controller
Robert Sentance



 /s/ Jerry Benjamin
------------------------------------      Director
Jerry Benjamin



 /s/ Alberto d'Abreu de Paulo
------------------------------------      Director
Alberto d'Abreu de Paulo



 /s/ Frederik Hartsuiker
------------------------------------      Director
Frederik Hartsuiker

 /s/ Peter Hewett
------------------------------------      Director
Peter Hewett



 /s/ John Littlechild
------------------------------------      Director
John Littlechild


 /s/ James Gero
------------------------------------      Director
James Gero

                                  Exhibit Index


                  The following exhibits are filed as part of this Registration
Statement:

Exhibit No.       Description of Document
-----------       -----------------------

4.1 Articles of Association of Orthofix International N.V., as amended to date (incorporated by reference from the Registrant's Annual Report on Form 20-F for the year ended December 31, 2000 (File No. 0-19961), as filed with the Securities and Exchange Commission)

5 Opinion of Smeets Thesseling van Bokhorst, Netherlands Antilles counsel to the Registrant, as to the legality of the Common Shares being registered

23.1              Consent of PricewaterhouseCoopers

23.2              Consent of Smeets Thesseling & van Bokhorst (included in
                  Exhibit 5)

24                Power of Attorney (included on signature pages).